AFH Acquisition IX, Inc. 10-K/A

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K/A Amendment No. 1 of AFH Acquisition IX, Inc, of our report dated January 31, 2011 on our audit of the financial statements of AFH Acquisition IX, Inc as of October  31, 2010 and 2009, and the related statements of operations, stockholder’s deficit and cash flows for each of the years in the two year period ended October  31, 2010, and from the date of inception (October 18, 2007) through October 31, 2010.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
April 25, 2011